Exhibit 99.1

AITX Announces Measurable and Disciplined Operating Expense Reductions

Focused Actions Reflect Sharpened Execution in Preparation of Next Fiscal Year

Detroit, Michigan, January 12, 2026 — Artificial Intelligence Technology Solutions, Inc. (the “Company”) (OTCID:AITX), a global leader in AI-driven security and productivity solutions, today announced that the Company has implemented measurable and disciplined operating expense reductions year over year, reflecting a deliberate shift toward tighter execution, sharper focus, and improved operational control. These actions follow a comprehensive review of spending priorities and resource allocation and are intended to strengthen the Company’s cost structure as it prepares to finish its fiscal year on February 28, 2026.

Over the past nine months, AITX has taken intentional steps to streamline operations, refine its development priorities, and align spending more closely with near term execution goals. The Company evaluated legacy initiatives, internal workflows, and resource deployment, making targeted adjustments designed to reduce complexity while preserving momentum in core areas of focus. Management believes these disciplined actions reflect a more mature operating posture and reinforce a commitment to responsible financial management as the business continues to scale.

As part of these actions, the Company reduced its payroll expense trajectory from its peak calendar year 2025 month of approximately $760,000 to an expected approximately $630,000 per month starting March 1, 2026. This was driven by workforce realignment allowed by the finishing of select development initiatives and the delay of investment in other initiatives. Additional monthly operating expense reductions of approximately $50,000 were achieved through improved purchasing practices, lower assembly costs, and tighter vendor management. Taken together, these measures should positively impact the Company’s monthly cash flow gap while maintaining focus on core execution and revenue generating priorities.

As part of this refinement, the Company paused further research and development investment in its HERO and RADDOG mobile robotic initiatives. In parallel, development work related to ROAMEO™ transitioned from research and development into active production and deployment, reflecting readiness for broader market execution. Management views these decisions as disciplined reallocations of capital intended to concentrate effort on initiatives positioned to drive near term impact and operational scale.

“These changes reflect deliberate decisions we made to operate the Company with greater attention to reducing cash flow burn and aiding the drive to operational positive cash flow,” said Steve Reinharz, CEO/CTO and founder of AITX. “By tightening our cost structure and reallocating resources, we are beginning to see the dividends of responsible financial management. All of this work is being done with a clear objective in mind, positioning the Company to achieve operational cash flow positive performance around the May 2026 timeframe while building a more controlled and scalable business.”

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company’s operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization’s internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company’s credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association’s (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD’s Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD’s ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. As such, there are no assurances whatsoever that the Company will meet its expectations with respect to its future revenues, sales volume, ARR or RMR. There is no guarantee that the Company will achieve operational cash flow positive position in the stated timeframe. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

For purposes of the Company’s disclosures, “Artificial Intelligence” refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company’s business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company’s primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company’s Board of Directors oversees the Company’s deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/